Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement No. 333-264514 on Form S-3, registration statement No. 333-219052 on Form S-4 (including post-effective amendment No. 1 thereto on Form S-8), registration statement No. 333-235757 on Form S-4 (including post-effective amendment No. 1 thereto on Form S-8), and registration statements Nos. 333-16225, 333-16227, 333-70075, 333-91137, 333-92145, 333-56052, 333-73440, 333-73442, 333-108750, 333-109862, 333-123404, 333-124297, 333-124299, 333-133635, 333-156614, 333-166818, 333-181162, 333-211120, 333-212850, 333-238038, 333-239877, and 333-255580 on Forms S-8 of our reports dated March 1, 2023, with respect to the consolidated financial statements of First Horizon Corporation and the effectiveness of internal control over financial reporting.

Memphis, Tennessee
May 8, 2023